Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

December 8, 2016

Commissioners:

We have read the statements made by Athene Holding Ltd., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of the Form S-1 of Athene Holding Ltd. dated December 8, 2016. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers Ltd.

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